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Andersen Group Completes Acquisition of ComCor-TV
Company to Change Name to Moscow CableCom Corp, Trade under Ticker "MOCC"

New York, NY (February 24, 2004) - Andersen Group, Inc. (NASDAQ: ANDR) today announced that it had completed the acquisition of 100% of the equity of ZAO ComCor-TV ("CCTV"), the Moscow, Russia-based provider of cable television and broadband Internet access services, following receipt of consents from the Russian Economics Ministry and the Central Bank of Russia.  Andersen issued 4,000,000 shares of its Common Stock to Moscow Telecommunications Corporation ("COMCOR") and 2,250,000 shares to the stockholders of Moscow Broadband Communication Ltd. ("MBC") to gain control of all of CCTV's equity that it had not previously beneficially owned.  In the coming weeks, Andersen also expects to issue an additional 220,879 shares of its Common Stock to COMCOR in payment for approximately $1.38 million in liabilities owed by CCTV to COMCOR, in accordance with the agreements reached with COMCOR in May 2003.  Upon the issuance of these shares, COMCOR will own approximately 49% of Andersen's outstanding Common Stock.  COMCOR will continue to provide data and voice transportation services to CCTV over the Moscow Fiber Optic Network ("MFON") in accordance with a 50-year contract signed in April 2000 and amended in May 2003.  These transactions were approved by Andersen's shareholders in October 2003.

The Company also announced that it will change its name to "Moscow CableCom Corp." and will begin trading under its new NASDAQ ticker symbol "MOCC", effective at market open, Thursday, February 26, 2004.

Chairman Frank E. Baker commented, "We are very pleased to have successfully completed this acquisition and we welcome our new shareholders.  All parties involved are very optimistic about CCTV's growth prospects, based on the level of acceptance of CCTV's services thus far.  Moscow has no unified supplier (broadband) of TV, Internet and VOIP services other than ComCor-TV and the portions of Moscow covered by CCTV's licenses are hugely underserved with new technology.  Subscribers for CCTV's premium cable television offerings have increased approximately 15% over December 2003, and there are approximately 10% more subscribers for Internet services than there were less than two months ago.  Such growth will greatly contribute to CCTV reaching the point where it is generating cash from operations, which we expect to be within the next few months."

About Andersen Group

Andersen Group is publicly currently traded on the NASDAQ under the symbol "ANDR".  Andersen Group now has a 100% equity interest in CCTV, a Russian company that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.  CCTV is using access to COMCOR's MFON to provide broadband services including cable television and high-speed Internet access to residential and business customers, with plans to add additional services including IP-based telephony.  The Company will change its name to Moscow CableCom Corp., which more appropriately reflects the nature of the Company's business.  Accordingly, the Company has reserved a new ticker symbol and expects to be able to begin trading under the symbol "MOCC" on February 26, 2004.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, and its ability to achieve positive cash flow, and Andersen Group's ability to raise funds for the expansion of CCTV's network, and are based on management's best assessment of Andersen Group's and CCTV's strategic and financial position and of future market conditions and trends. These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in Andersen Group's Annual Report on Form 10-K for the year ended February 28, 2003 and other public filings made by Andersen Group with the Securities and Exchange Commission, including but not limited to our Proxy Statement filed on October 14, 2003 and our Form 10-Q for the period ended November 30, 2003 which descriptions are incorporate herein by reference. Andersen Group disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments

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